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                                                                      EXHIBIT 5

                  (Thompson & Knight Letterhead Appears Here)

                                 June 13, 1997

The Wiser Oil Company
8115 Preston Road, Suite 400
Dallas, Texas 75225

Dear Sirs:

  We have acted as counsel for The Wiser Oil Company, a Delaware corporation (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange its 9 1/2% Senior Subordinated Notes due 2007 to be registered under the Securities Act of 1933 (the "Exchange Notes") for any and all of its outstanding 9 1/2% Senior Subordinated Notes due 2007 (the "Outstanding Notes"). The Outstanding Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed (the "Subsidiary Guaranties," and together with the Exchange Notes, the "Securities") on a joint and several basis by Wiser Oil Delaware, Inc., Wiser Delaware LLC, The Wiser Oil Company of Canada, The Wiser Marketing Company and T.W.O.C., Inc. (collectively, the "Initial Subsidiary Guarantors"). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of May 21, 1997 (the "Indenture"), among the Company, the Initial Subsidiary Guarantors and Texas Commerce Bank National Association, as trustee.

  In connection with such matters we have examined the Indenture (including the Subsidiary Guaranties contained therein), the Registration Statement on Form S-4, filed by the Company and the Initial Subsidiary Guarantors with the Securities and Exchange Commission, for the registration of the Securities under the Securities Act of 1933 (the Registration Statement, as amended at the time it becomes effective, being referred to as the "Registration Statement") and such corporate records of the Company, certificates of public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion.

  Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act of 1933, and to compliance with any applicable state securities laws, when issued and delivered in accordance with the Exchange Offer and the Indenture, (i) the Exchange Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Subsidiary Guaranties contained therein, and (ii) the Subsidiary Guaranties will constitute valid and legally binding obligations of the Initial Subsidiary Guarantors.


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  The opinions expressed above are limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

    (a) The validity and binding effect of the Exchange Notes and the Subsidiary Guaranties may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such validity and binding effect is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution under the Indenture (including the Subsidiary Guaranties contained therein) may be limited by applicable laws or policies underlying such laws.

    (b) We are members of the bar of the State of Texas and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the State of Texas, the United States of America and, to the extent relevant to the opinions expressed above, the General Corporation Law of the State of Delaware, and we express no opinion herein with respect to the laws of any such other jurisdiction. Insofar as the opinions herein expressed relate to matters governed by New York law, we have assumed, without knowing and without making any investigation to determine, that such laws are the same as the laws of the State of Texas. Insofar as the opinions herein expressed relate to matters governed by the Province of Nova Scotia, we have relied upon the opinion of Stewart McKelvey Stirling Scales dated May 21, 1997, which is subject to certain assumptions, exceptions, limitations and qualifications set forth therein as they relate to matters governed by the laws of such Province.

  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Respectfully submitted,

                                          THOMPSON & KNIGHT
                                          A Professional Corporation

                                          By: /s/ Paul M. Johnston
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                                             Paul M. Johnston, Attorney

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